Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of F5, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, François Locoh-Donou, President and Chief Executive Officer and Edward C. Werner, Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 5, 2026

/s/ FRANÇOIS LOCOH-DONOU
François Locoh-Donou
Chief Executive Officer and President

/s/ EDWARD C. WERNER
Edward C. Werner
Executive Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to F5, Inc., and will be retained by F5, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.